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Exhibit 8.1

[Letterhead of Wachtell, Lipton, Rosen & Katz]

November 27, 2006

NYSE Euronext, Inc.
c/o NYSE Group, Inc.
11 Wall Street
New York, New York 10005

Ladies and Gentlemen:

        We have acted as special counsel for NYSE Euronext, Inc., a Delaware corporation ("NYSE Euronext"), in connection with the proposed business combination of NYSE Group, Inc., a Delaware corporation ("NYSE Group"), and Euronext N.V., a company organized under the laws of The Netherlands ("Euronext"), pursuant to the Combination Agreement by and among NYSE Group, Euronext, NYSE Euronext, and Jefferson Merger Sub, Inc., a Delaware corporation and a newly formed, wholly-owned subsidiary of NYSE Euronext ("Merger Sub"), dated as of June 1, 2006, as amended and restated as of November 24, 2006 (the "Agreement"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

        In that connection, NYSE Euronext has requested our opinion regarding the material U.S. federal income tax consequences of the Merger. In providing our opinion, we have examined the Agreement, the Registration Statement, the Proxy Statement/Prospectus and such other documents as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that (i) the Merger will be consummated in accordance with the provisions of the Agreement and as described in the Registration Statement, (ii) the statements concerning the Merger set forth in the Agreement and the Registration Statement are true, complete and correct, (iii) the statements and representations made by each of NYSE Group, NYSE Euronext and Merger Sub in their respective officer's certificates delivered to us for purposes of this opinion (the "Representation Letters") are true, complete and correct and will remain true, complete and correct at all times up to and including the Effective Time, and (iv) any statements and representations made in the Representation Letters "to the knowledge of" any person or similarly qualified are correct without such qualification. If any of the above described assumptions are untrue for any reason or if the Merger is consummated in a manner that is different from the manner in which it is described in the Agreement or the Registration Statement, our opinion as expressed below may be adversely affected.

        Based upon and subject to the foregoing and subject to the limitations and qualifications set forth in the Registration Statement in the section entitled "PROPOSAL 1: THE COMBINATION—Material U.S. Federal Income Tax Consequences—Tax Consequences of the Merger to U.S. Holders of NYSE Group Common Stock," we hereby confirm our opinion set forth therein.

        Our opinion is based on current provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the Merger, or any inaccuracy in the statements, facts, assumptions or representations upon which we have relied, may affect the continuing validity of our opinion as set forth herein. We assume no responsibility to inform NYSE Euronext of any such change or inaccuracy that may occur or come to our attention.

        This opinion is being provided for the benefit of NYSE Euronext so that NYSE Euronext may comply with its obligation under the Federal securities laws. We hereby confirm our opinion in the Registration Statement and consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

        This opinion relates solely to the material U.S. federal income tax consequences of the Merger and no opinion is expressed as to the tax consequences under any foreign, state or local tax law or under any federal tax laws other than those pertaining to the income tax. We are furnishing this opinion solely in connection with the filing of the Registration Statement, and this opinion is not to be relied upon for any other purpose.

Very truly yours,
/s/ Wachtell, Lipton, Rosen & Katz

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